Exhibit 10.28

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of September 30, 2011, is entered into among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), STAG INDUSTRIAL, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), BANK OF AMERICA, N.A., as Administrative Agent on behalf of the various lenders (the “Lenders”) under the Credit Agreement set forth below, Swing Line Lender and L/C Issuer (the “Administrative Agent”), and the Lenders.

WHEREAS, the Borrower, Parent, Lenders, and the Administrative Agent have entered into a certain Credit Agreement dated as of April 20, 201 1(the “Credit Agreement”; unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Credit Agreement, the parties hereto agree as follows:

1.         The Administrative Agent and the Lenders hereby waive any Default or Event of Default arising under Section 8.05 of the Credit Agreement resulting from the issuance of any Equity Interests by the Parent or the Borrower prior to the date hereof.

2.         The introductory paragraph to Section 8.05 is hereby deleted in its entirety and shall be replaced by the following:

“8.05 Restricted Payments. Each of Parent and Borrower shall not, nor shall it permit any other Company to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”

3.         Except as otherwise modified by this First Amendment, the parties hereto hereby ratify, confirm, and reaffirm all of the terms and conditions of the Credit Agreement. The parties hereto further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

	By:	/s/ Benjamin S. Butcher
	Name:	Benjamin S. Butcher
	Title:	President

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	President

BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Lenders, the Swing Line Lender and the L/C Issuer and as Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

LENDERS:	ROYAL BANK OF-CANADA, as Lender

	By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

JP MORGAN CHASE BANK, N.A., as Lender

	By:	/s/ Stephen Hartigan
	Name:	Stephen Hartigan
	Title:	Senior Credit Banker

RBS CITIZENS, N.A., as Lender

	By:	/s/ John J. Quintal
	Name:	John J. Quintal
	Title:	Senior Vice President

UBS LOAN FINANCE LLC, as Lender

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

	By:	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US